                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No.  )

       Filed by the Registrant                          [X]
       Filed by a Party other than the Registrant       [ ]


          Check the appropriate box:
      [ ] Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
      [X] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S)240.14a-12

                      John Hancock Variable Series Trust I
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      -------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (check the appropriate box):
      [X] No fee required
      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          (1) Title of each class of securities to which transaction applies:
          _______________________________________________________________
          (2) Aggregate number of securities to which transaction applies:
          ________________________________________________________________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ________________________________________________________________
          (4) Proposed maximum aggregate value of transaction:
          ________________________________________________________________
          (5) Total fee paid:
          ________________________________________________________________
      [ ] Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1) Amount Previously Paid:
          ________________________________________________________________
           (2) Form, Schedule or Registration Statement No.:
          ________________________________________________________________
           (3) Filing Party:
          ________________________________________________________________
           (4) Date Filed:
          ________________________________________________________________

                      John Hancock Variable Series Trust I

                   Notice of Special Meeting of Shareholders
                      of the Emerging Markets Equity Fund


     A Special Meeting of Shareholders of the Emerging Markets Equity Fund of John Hancock Variable Series Trust I (the "Series Trust") will take place at 10:00 A.M. Eastern Time, on Friday, November 19, 1999. The meeting will be held at the offices of John Hancock Variable Life Insurance Company ("JHVLICO"), 197 Clarendon Street, Boston, Massachusetts 02117 (telephone 1-800-732-5543). At the meeting, the shareholders will consider:

1. A proposal to approve, as to the Emerging Markets Equity Fund, a new sub-investment management agreement among the Series Trust, John Hancock Mutual Life Insurance Company ("John Hancock"), and Morgan Stanley Dean Witter Investment Management Inc. ("Morgan Stanley").

2. Any other matters relating to the conduct of the meeting may also be transacted at the meeting.

     An owner of a variable life insurance policy or variable annuity contract will be entitled to vote only if he/she had policy/contract assets invested in the Emerging Markets Equity Fund at the close of business on September 30, 1999.

                                         Thomas J. Lee
                                         Vice Chairman
                                         Board of Trustees

Boston, Massachusetts
October 15, 1999



     Please complete and return the enclosed voting instruction form, even if you expect to be present at the meeting. You may still vote in person if you attend the meeting.

                                PROXY STATEMENT

General



     The management of the Series Trust is soliciting voting instructions from the shareholders of the Emerging Markets Equity Fund ("Fund") of the Series Trust for use at the Special Meeting of Fund shareholders on November 19, 1999. The solicitation includes all shares of the Fund attributable to variable contract owners' interests in John Hancock Variable Life Accounts U, V, and S; John Hancock Variable Annuity Accounts U, V, JF, H and I; and John Hancock Mutual Variable Life Insurance Account UV (the "Account(s)"). This proxy statement is being furnished in connection with the solicitation.

     The Fund will bear the cost of (1) printing and mailing this notice, proxy statement, and accompanying voting instructions form, and (2) tabulating the votes. In addition to solicitations by mail, a number of regular employees of John Hancock may solicit voting instructions in person or by telephone. Such employees will receive no compensation for such services. The management of the Series Trust first mailed solicitation materials to owners on October 15, 1999.



     You may obtain, free of charge, a copy of the Series Trust's 1998 annual report and a copy of its current prospectus. Requests for the copies should be made to Series Trust at the address or the toll-free telephone number shown in the notice attached at the front of this proxy statement.


Voting Instructions


     Although JHVLICO and John Hancock, through the Accounts, legally own all of the Fund's shares, JHVLICO and John Hancock will vote all such shares in accordance with the voting instructions given by the owners ("owners") of variable life insurance policies and variable annuity contracts (collectively referred to as "contracts") with assets invested in the Fund.

     Any authorized voting instructions will be valid for any adjournment of the Special Meeting. Only the owner executing the voting instructions can revoke them. If the management of the Series Trust receives an insufficient number of votes to approve the proposal, the Special Meeting may be adjourned to permit the solicitation of additional votes. Those persons named as proxies in the voting instructions have the discretion to vote for any such adjournment. The approval of the proposal depends upon whether a sufficient number of votes are cast for the proposal. Accordingly, an instruction to abstain from voting on any proposal has the same practical effect as an instruction to vote against that proposal.

     Any person giving voting instructions may revoke them at any time prior to exercising them by submitting, to the Series Trust, a superseding voting instruction form or written notice of revocation. In addition, an owner present at the Special Meeting may withdraw his/her voting instruction form and vote in person. (Mere attendance at the Special Meeting will not revoke the voting instructions, however.) JHVLICO and John Hancock will vote the Fund shares in accordance with all properly executed and unrevoked voting instructions received in time for the Special Meeting.

     In accordance with the voting instructions received from the owners whose contracts are invested in the Fund, JHVLICO and John Hancock will vote the Fund shares held in their respective Accounts. Fund shares which are not attributable to contracts or for which no timely voting instructions are received will be represented by JHVLICO or John Hancock at the meeting and voted in the same proportion as the voting instructions which are received from all owners invested in the Fund through those Accounts.

     Fund shares which are not attributable to contracts include shares purchased with contributions made as "seed money" to the Fund by JHVLICO or John Hancock. Please refer to Appendix A to this proxy statement if you would like additional information about the number of Fund shares attributable to JHVLICO or John Hancock (rather than to contract owners).

Majority Voting

     For the shareholders to approve the proposal described in this proxy statement, the proposal must receive the favorable vote of a majority of the outstanding shares of the Fund. When used in this proxy statement, "a majority of the outstanding voting shares" means either:

     (1)  the affirmative vote of more than 50% of the outstanding shares;  or

     (2) if less than 50% of the outstanding shares is present or represented at the Special Meeting, then 67% or more of those shares present or represented.


        PROPOSAL 1:  APPROVAL OF NEW SUB-INVESTMENT MANAGEMENT AGREEMENT


     At a meeting of the Series Trust's Board of Trustees held on July 27, 1999, the Trustees unanimously approved a proposal by John Hancock to:

     (1) terminate the sub-investment management agreement with Montgomery Asset Management, LLC, with respect to Emerging Markets Equity Fund, effective August

     1, 1999; and

     (2) approve, with respect to the Emerging Markets Equity Fund, a new sub-investment management agreement appointing Morgan Stanley Dean Witter Investment Management Inc. as the Fund's sub-investment manager.

Background Information

     Prior to August 1, 1999, Montgomery Asset Management, LLC ("Montgomery") served as sub-investment manager to the Fund pursuant to a sub-investment management agreement dated April 27, 1998. At the special meeting of the Trustees held on July 27, 1999, the Trustees, upon John Hancock's recommendation, decided that the Fund's sub-investment management relationship with Montgomery should be terminated, and that a successor sub-investment manager should be appointed. For the reasons described in greater detail below, the Trustees determined to appoint Morgan Stanley Dean Witter Investment Management Inc ("Morgan Stanley") to succeed Montgomery as the sub-investment manager of the Fund. Accordingly, by agreement (the "Agreement") dated August 1, 1999, Morgan Stanley accepted the appointment and has served as sub-investment manager to the Fund since August 1, 1999. Shareholders of the Fund are now being asked to approve the Agreement. A copy of the Agreement appears as Appendix B hereto. Morgan Stanley is not affiliated with John Hancock.

     Since the Fund's inception, its investment manager has been John Hancock, serving pursuant to an investment management agreement dated April 14, 1998.
The terms of that agreement, the substance of which will not be affected by the proposal to be voted on at the Special Meeting, provide that John Hancock will pay sub-investment management fees to the sub-investment manager of the Fund out of John Hancock's own assets. The Fund itself bears no responsibility for payment of the sub-investment management fees and, therefore, approval of the Agreement will not affect the overall investment management fees to be paid by the Fund.

Summary of the Agreement

     Pursuant to the Agreement, Morgan Stanley agrees to provide a continuing and suitable investment program for the Fund that is consistent with the Fund's investment objectives, policies, guidelines and restrictions as established by the Series Trust and John Hancock. Morgan Stanley performs its specific duties under the Agreement subject to the overall supervision, direction, control, and review of the Series Trust and John Hancock. As part of these specific duties, Morgan Stanley advises and provides information to the Fund in connection with policy decisions; places orders for purchases and sales of portfolio investments; instructs and provides information to the Fund's custodian regarding securities and cash transactions; provides information to John Hancock regarding portfolio investments; and maintains records required by the Investment Company Act of 1940. Morgan Stanley has also agreed to make its personnel available to educate John Hancock sales personnel regarding its management of the Fund.

     For its investment management and advisory services, Morgan Stanley is paid a fee by John Hancock at the following rates, on an annual basis as a percentage of the Fund's average daily net assets: 1.10% of the first $10,000,000; 0.90% of the next $140,000,000; and 0.80% of all additional amounts. Morgan Stanley's investment sub-advisory fee under its sub-investment management agreement is exactly the same as Montgomery's investment sub-advisory fee under its terminated sub-investment management agreement.

     As previously noted, the sub-investment management fees with respect to the Fund are paid by John Hancock rather than the Fund. The Fund pays John Hancock, under its investment management agreement, a fee that will not be changed as a result of the change in the Fund's sub-investment manager. This fee to John Hancock is at the following rates, on an annual basis as a percentage of the Fund's average daily net assets: 1.30% of the first $10,000,000; 1.20% of the next $140,000,000; and 1.10% of any excess. For the fiscal year ended December 31, 1998, the Fund paid John Hancock $67,914.92 for its investment management services with respect to the Fund.

     Each party agrees to bear the costs and expenses of performing its obligations under the Agreement. The Series Trust assumes the expense of taxes, custodian fees and expenses, brokerage commissions, and interest payable on the Series Trust's borrowings.

     Unless modified or terminated, the Agreement will continue with respect to the Fund for two years, and thereafter from year to year but only so long as such continuance is specifically approved at least annually by (a) a majority of the Board of Trustees who are not interested persons of John Hancock, Morgan Stanley, or the Series Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either a vote of the Board of Trustees or a majority of the outstanding voting shares of the Fund. The Agreement also provides that it may be terminated at any time without penalty by the Series Trust pursuant to a vote of the Trustees of the Series Trust or a vote of a majority of the outstanding voting shares of the Fund. The agreement also may be terminated by Morgan Stanley or by John Hancock on 90 days' notice to the other parties. The Agreement automatically terminates in the event of its assignment.

Evaluation by the Board of Trustees

     The Trustees' decision to replace Montgomery as sub-investment manager for the Fund was prompted by dissatisfaction with certain aspects of the services being provided by Montgomery. In selecting a new sub-investment manager, the Trustees sought significant improvement in back office/operational capabilities for the Fund as well as improvement in the investment performance of the Fund. John Hancock performed an initial screening of potential successor sub-investment managers to identify those which (i) possessed a robust operational infrastructure and (ii) with respect to their pursuit of an investment strategy emphasizing emerging markets equity investments, produced above average investment performance versus the Fund's "benchmark" (MSCI Emerging Markets Free Index) and peer group for 3- and 5-year periods. Morgan Stanley and one other candidate were chosen by John Hancock, as a result of that screening process, for more detailed examination. John Hancock then presented detailed performance, investment strategy, and resource information about those candidates to the Board of Trustees for consideration. In evaluating the candidates, the Trustees also considered each candidate's risk management techniques, consistency in implementation of investment strategy and style characteristics, and length and depth of experience in managing portfolios having an investment objective similar to that of the Fund.

     The primary factors influencing the Trustees' decision were the recommendation of John Hancock, the performance record and resources of Morgan Stanley, its investment approach and the amount of assets it managed under a diversified emerging markets strategy ($4.7 billion).

Additional Information

     John Hancock. John Hancock serves as the investment manager for the Emerging Markets Equity Fund pursuant to an investment management agreement between the Series Trust and John Hancock, dated April 14, 1998. That agreement was last approved by the Fund's shareholders on May 1, 1998. The substance of that agreement, as currently in effect, will not be changed by approval of the Agreement.

     John Hancock, a registered investment adviser under the Investment Advisers Act of 1940, began providing investment advice to investment companies in 1972 when it organized a management-type separate account that invested primarily in common stocks. Additional information about John Hancock is contained in Appendix C.

     Morgan Stanley. Morgan Stanley is a registered investment adviser and a corporation with its principal place of business at 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020. Morgan Stanley is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co., 1585 Broadway, New York, New York 10036. Morgan Stanley provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutional and individual investors.

     The directors of Morgan Stanley as of September 27, 1999 were Barton M. Biggs, Richard B. Worley and Dennis G. Sherva. The names and titles of each of the directors of Morgan Stanley are set forth in Appendix C. The principal business address of the principal executive officer and each of Morgan Stanley's directors, as it relates to their duties at Morgan Stanley, is 1221 Avenue of the Americas, 22nd Floor, New York, New York 10020.

     Morgan Stanley manages five other U.S. registered funds which invest primarily in emerging market equity securities and have an investment objective similar to that of the Emerging Markets Equity Fund. On an annual basis, Morgan Stanley is paid the following investment management fees with respect to those funds:

                                                          Annual Fee Rate as a                            Assets as of
Name of Fund                                            Percentage of Net Assets                            8/31/99
------------                                            ------------------------                          ------------
Morgan Stanley Dean Witter              1.25% of average daily net assets(1)                            $1,048,501,461
 Institutional Fund, Inc.
 - Emerging Markets Portfolio

Morgan Stanley Dean Witter Universal    1.25% of first $500 million                                     $   95,587,755
 Funds, Inc.                            1.20% from $500 million to $1 billion
 - Emerging Markets Equity Portfolio    1.15% on excess over $1 billion
                                        as a percentage of average daily net assets(2)

Morgan Stanley Dean Witter Emerging     1.25% of average daily net assets                               $  292,810,076
 Markets Fund, Inc.

Van Kampen Series Fund, Inc.            If average daily net assets are less than or equal to           $  116,992,766
 - Emerging Markets Fund                $500 million, Van Kampen American Capital ("VKAC") will
                                        pay Morgan Stanley 50% of the total investment advisory
                                        fee payable to VKAC (after application of any fee waivers
                                        in effect) for such monthly period. If average daily net
                                        assets are greater than $500 million, VKAC will pay Morgan
                                        Stanley a fee for such monthly period equal to the greater of
                                        (a) 50% of what the total advisory fee payable to VKAC (after application of any fee waivers in effect) for such period
                                        would have been had the Fund's average daily net assets been equal to $500 million, or (b) 45% of the total advisory fee payable to VKAC by the Fund (after application of any fee
                                        waivers in effect) for such monthly period. VKAC charges an advisory fee of 1.25% of average daily net assets.(3)

EQ Advisors Trust                       1.15% of up to and including $100 million                       $    87,811,649
 - Morgan Stanley Emerging              .90% between $100 million and $150 million
 Markets Equity Portfolio               .80% between $150 million and $200 million
                                        .60% between $200 million and $500 million
                                        .40% on excess over $500 million
                                        as a percentage of average daily net assets

---------------
(1) Morgan Stanley has agreed to waive fees and/or to reimburse this fund, if necessary, if such fees would cause the fund's total annual operating expenses, as a percentage of average daily net assets, to exceed 1.75% of Class A shares and 2.00% of Class B shares.

(2) Morgan Stanley has agreed to waive its advisory fees and agreed to reimburse the Portfolio, if necessary, if such fees would cause the total annual operating expenses of the Portfolio, as a percentage of average daily net assets, to exceed 1.75%.

(3) VKAC may voluntarily undertake to reduce this fund's expenses by reducing the fees payable to it to the extent of, or bearing expenses in excess of, such limitations as it may establish.


Brokerage Commissions on Portfolio Transactions

     Morgan Stanley, like the Series Trust's other sub-investment managers, is authorized when placing portfolio transactions for securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction, so long as the amount paid is reasonable in relation to brokerage and research services furnished by the broker to Morgan Stanley or the Fund.

Trustees' Recommendation

     The Board of Trust recommends that the owners give voting instructions to vote for approval of the sub-investment management agreement among the Series
     ---
Trust, John Hancock, and Morgan Stanley.

If the shareholders do not approve the Agreement, the Agreement will terminate and the Board of Trustees will take such action as they deem to be in the best interests of the Fund and its shareholders.

                                                                      Appendix A


                         RECORD DATE AND VOTING SHARES



     As of the close of business on September 30, 1999 (the "record date"), there were approximately 1,993,869.482 shares outstanding in the Emerging Markets Equity Fund. Each Fund share is entitled to one vote, and fractional votes will be counted.

     The number of Fund shares attributable to each owner of a variable life insurance policy is determined by dividing, as of the record date, the policy's account value (less any outstanding indebtedness) in the corresponding investment option by the net asset value of one share in the Fund.

     The number of Fund shares attributable to each owner of a variable annuity contract is determined by dividing, as of the record date, the value of the accumulation units under the contract (or, in the case of a contract under which annuity payments have commenced, the contract reserves) in the corresponding investment option by the net asset value of one share of the Fund.

     As of the close of business on September 30, 1999, JHVLICO and John Hancock owned approximately the following numbers of Fund shares:

                                     Shares Not Attributable     Shares Attributable
                                            to Owners                 to Owners
                                     -----------------------     -------------------
John Hancock (Including its               1,009,261.307               564,311.566
 Accounts)
JHVLICO (Including its Accounts)                      0               420,296.619

To the knowledge of the Series Trust, no person beneficially owned, as of September 30, 1999, more than 5% of the outstanding shares of the Fund with the exception of Stephan A. Lepow, c/o A & H Miller, 1 Lake Trail, Palm Beach, FL, who held 102,484.246 shares representing 5.14% of the outstanding shares of the Fund.

                                                                      Appendix B


                      SUB-INVESTMENT MANAGEMENT AGREEMENT

                                     AMONG

                      JOHN HANCOCK VARIABLE SERIES TRUST I

             MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

                                      AND

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                      SUB-INVESTMENT MANAGEMENT AGREEMENT


   AGREEMENT made as of the 1st day of August, 1999 by and among John Hancock Variable Series Trust I, a Massachusetts business trust (the "Series"), Morgan Stanley Dean Witter Investment Management Inc., a Delaware corporation ("Morgan Stanley"), and John Hancock Mutual Life Insurance Company, a Massachusetts corporation ("JHMLICO").

   WHEREAS, the Series is organized and is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

   WHEREAS, JHMLICO and Morgan Stanley are each engaged in the business of rendering investment advice under the Investment Advisers Act of 1940; and

   WHEREAS, the Series is authorized to issue shares of capital stock in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

   WHEREAS, the Series offers shares in several classes, one of which is designated as the Emerging Markets Equity Portfolio (together with all other classes established by the Series, collectively referred to as the "Portfolios"), each of which pursues its investment objectives through separate investment policies; and

   WHEREAS, the Series has retained JHMLICO to render investment management services to the Series pursuant to an Investment Management Agreement dated as of April 14, 1998 (the "Investment Management Agreement"), pursuant to which it may contract with Morgan Stanley as a sub-manager as provided for herein;

   NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF SUB-MANAGER

   (a)  Subject Portfolio.  Morgan Stanley is hereby appointed and Morgan
        -----------------
Stanley hereby accepts the appointment to act as investment adviser and manager to the Emerging Markets Equity Portfolio (the "Subject Portfolio") for the period and on the terms herein set forth, for the compensation herein provided.

   (b)  Additional Subject Portfolios.  In the event that the Series and JHMLICO
        -----------------------------
desire to retain Morgan Stanley to render investment advisory services hereunder for any other Portfolio, they shall so notify Morgan Stanley in writing. If it is willing to render such services, Morgan Stanley shall notify the Series in writing, whereupon such Portfolio shall become a Subject Portfolio hereunder.

   (c)  Incumbency Certificates.  Morgan Stanley shall furnish to JHMLICO,
        -----------------------
immediately upon execution of this Agreement, a certificate of a senior officer of Morgan Stanley setting forth (by name and title, and including specimen signatures) those officers of Morgan Stanley who are authorized to make investment decisions for the Subject Portfolio pursuant to the provisions of this Agreement. Morgan Stanley shall promptly provide supplemental certificates in connection with each additional Subject Portfolio (if any) and further supplemental certificates, as needed, to reflect all changes with respect to such authorized officers for any Subject Portfolio. On behalf of the Series, JHMLICO shall instruct the custodian for the Subject Portfolio to accept instructions with respect to the Subject Portfolio from the officers of Morgan Stanley so named.

   (d)  Independent Contractor.  Morgan Stanley shall for all purposes herein be
        ----------------------
deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Series.

   (e)  Morgan Stanley's Representations.  Morgan Stanley represents, warrants
        --------------------------------
and agrees (i) that it is registered as an investment adviser under the Investment Advisers Act of 1940, and that it will remain so registered and will comply with the requirements of said Act, and the rules and regulations thereunder, at all times while this Agreement remains in effect, (ii) that it will promptly notify JHMLICO if the foregoing representation and agreement shall cease to be true (in any material respect) at any time during the term of this Agreement, (iii) that it will promptly notify JHMLICO of any material change in the senior management or ownership of Morgan Stanley, or of any change in the identity of the senior personnel who manage the Subject Portfolio, (iv) that it has adopted a code of ethics complying with the requirements of Rule 17j-1 of the Securities and Exchange Commission (the "SEC") under the 1940 Act and has provided true and complete copies of such code to the Series and to JHMLICO, and has adopted procedures designed to prevent violations of such code, and (v) that it has furnished the Series and JHMLICO each with a copy of Morgan Stanley's Form ADV, as most recently filed with the SEC, and will promptly furnish updated copies at least annually.


2.  PROVISION OF INVESTMENT MANAGEMENT SERVICES.

   Morgan Stanley will provide for the Subject Portfolio a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of said Portfolio, as established by the Series and JHMLICO. From time to time, JHMLICO or the Series may provide Morgan Stanley with additional or amended investment policies, guidelines and restrictions. Morgan Stanley, as sub-manager, will manage the investment and reinvestment of the assets in the Subject Portfolio, and perform the functions set forth below, subject to the overall supervision, direction, control and review of JHMLICO and the Board of Trustees of the Series, consistent with the applicable investment policies, guidelines and restrictions, the provisions of the Series' Declaration of Trust, Bylaws, prospectus, statement of additional information (each as in effect from time to time), the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations or any directions or instructions delivered to Morgan Stanley in writing by JHMLICO or the Series from time to time). By its signature below, Morgan Stanley acknowledges receipt of a copy of the Series' Declaration of Trust, Bylaws, prospectus, and statement of additional information, each as in effect on the date of this Agreement.

   Morgan Stanley will, at its own expense:

   (a) advise the Series in connection with investment policy decisions to be made by its Board of Trustees or any committee thereof regarding the Subject Portfolio and, upon request, furnish the

Series with research, economic and statistical data in connection with said Portfolio's investments and investment policies;

   (b) submit such reports and information as JHMLICO or the Series' Board of Trustees may reasonably request, to assist the custodian in its determination of the market value of securities held in the Subject Portfolio;

   (c) place orders for purchases and sales of portfolio investments for the Subject Portfolio;

   (d) give instructions to the Subject Portfolio's custodian concerning the delivery of securities and transfer of cash for the Subject Portfolio;

   (e) maintain and preserve the records relating to its activities hereunder required by the 1940 Act to be maintained and preserved by the Series, to the extent not maintained by the custodian, transfer agent or JHMLICO;

   (f) at the close of business each day, provide JHMLICO and the custodian with copies of trade tickets, and a daily summary sufficient to verify trade data received by the custodian from third parties for each transaction effected for the Subject Portfolio;

   (g) as soon as practicable following the end of each calendar month, provide JHMLICO with written statements showing all transactions effected for the Subject Portfolio during the month, a summary listing all investments held in such Portfolio as of the last day of the month, and such other information as JHMLICO may reasonably request in connection with the accounting services that JHMLICO provides for the Subject Portfolio; and

   (h) absent specific instructions to the contrary provided to it by JHMLICO and subject to its receipt of all necessary voting materials, vote all proxies with respect to investments of the Subject Portfolio in accordance with Morgan Stanley's proxy voting policy as most recently provided to JHMLICO.

   On its own initiative, Morgan Stanley will apprise JHMLICO and the Series of important political and economic developments materially affecting the marketplace or the Subject Portfolio, and will furnish JHMLICO and the Series' Board of Trustees from time to time such information as is appropriate for this purpose. Morgan Stanley will also make its personnel available in Boston or other reasonable locations as often as annually to discuss the Subject Portfolio and Morgan Stanley's management thereof, to educate JHMLICO sales personnel with respect thereto, and for such other purposes as the Series or JHMLICO may reasonably request.

   The Series and JHMLICO will provide timely information to Morgan Stanley regarding such matters as purchases and redemptions of shares in the Subject Portfolio and the cash requirements of, and cash available for investment in, the Portfolio. JHMLICO will timely provide Morgan Stanley with copies of monthly accounting statements for the Subject Portfolio, and such other information (including, without limitation, reports concerning the classification of Portfolio securities for purposes of Subchapter M of the Internal Revenue Code and Treasury Regulations Section 1.817) as may be reasonably necessary or appropriate in order for Morgan Stanley to perform its responsibilities hereunder.

   Morgan Stanley may perform its services through its affiliates, employees, officers or agents, and neither JHMLICO nor the Series shall be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus relating to the Subject Portfolio shall perform the portfolio management dutuies described therein until Morgan Stanley notifies JHMLICO or and the Series that one or more other affiliates, employees, officers or agents identified in such notice shall assume such duties as of a specific date.

3. ALLOCATION OF EXPENSES.

   Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Series specifically agrees to assume the expense of:

   (a) brokerage commissions for transactions in the portfolio investments of the Series and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

   (b)  custodian fees and expenses;

   (c) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Series to federal, state or other governmental agencies;

   (d)   interest payable on the Series' borrowings; and

   (e) obtaining licenses and/or other forms of authorization to invest in various countries.

Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Series and JHMLICO in the Investment Management Agreement or any other agreement to which they are parties.

4. SUB-ADVISORY FEES.

   For all of the services rendered with respect to the Subject Portfolio as herein provided, JHMLICO shall pay to Morgan Stanley a fee (for the payment of which the Series shall have no obligation or liability), based on the Current Net Assets of the Subject Portfolio, as set forth in Schedule I attached hereto and made a part hereof. Such fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month. In the case of termination of this Agreement with respect to the Subject Portfolio during any calendar month, the fee with respect to such Portfolio accrued to but excluding the date of termination shall be paid promptly following such termination. For purposes of computing the amount of advisory fee accrued for any day, "Current Net Assets" shall mean the Subject Portfolio's net assets as of the most recent preceding day for which the Subject Portfolio's net assets were computed.


5. PORTFOLIO TRANSACTIONS.

   In connection with the investment and reinvestment of the assets of the Subject Portfolio, Morgan Stanley is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Portfolio and to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for said

Portfolio. Such brokers or dealers may be affiliates of Morgan Stanley, provided such transactions comply with Rule 17e-1 under the 1940 Act and the procedures approved by the Series' Board of Trustees. Morgan Stanley shall maintain records adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Subject Portfolio and its shareholders, Morgan Stanley shall have the right subject to the control of the Board of Trustees, and to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Subject Portfolio or to Morgan Stanley, and who charge a higher commission rate to the Subject Portfolio than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. Morgan Stanley shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.

   Morgan Stanley will not retain, but shall pay over or credit to the Subject Portfolio, any tender offer solicitation fees or similar payments received in connection with the tender of investments of the Subject Portfolio. The foregoing sentence, however, shall not prevent affiliates of Morgan Stanley from receiving fees or payments in connection with transactions in which such affiliates have been retained to act as financial adviser, dealer, manager or other capacity.

6. OWNERSHIP OF INFORMATION, RECORDS, AND CONFIDENTIALITY.

   The Series shall own and control all records maintained hereunder by Morgan Stanley on the Series' behalf and, in the event of termination of this Agreement with respect to any Portfolio for any reason, all records relating to that Portfolio shall be promptly returned to the Series, free from any claim or retention of rights by Morgan Stanley, provided that (subject to the last paragraph of this Section 6) Morgan Stanley may retain copies of such records. Morgan Stanley also agrees, upon request of the Series, promptly to surrender such books and records or, at its expense, copies thereof, to the Series or make such books and records available for audit or inspection, during normal business hours, by representatives of regulatory authorities or other persons reasonably designated by the Series. Morgan Stanley further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to Rules 31a-1 and 31a-2, and to supply all information requested by any insurance regulatory authorities to determine whether all insurance laws and regulations are being complied with. Morgan Stanley shall supply the Board of Trustees and officers of the Series and JHMLICO with all statistical information regarding investments which is reasonably required by them and reasonably available to Morgan Stanley.

   Morgan Stanley shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if the Series has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.


7. LIABILITY; STANDARD OF CARE.

   No provision of this Agreement shall be deemed to protect Morgan Stanley or JHMLICO against any liability to the Series or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement or the Investment Management Agreement. Nor shall any provision hereof be deemed to protect any trustee or officer of the Series against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance his duties or the reckless disregard of his obligations and duties. Adviser shall employ only qualified personnel to manage the Subject Portfolio; shall comply with all applicable laws and regulations in the discharge of its duties under this Agreement; shall (as provided in Section 2 above) comply with the investment policies, guidelines and restrictions of the Subject Portfolio and with the provisions of the Series' Declaration of Trust, Bylaws, prospectus and statement of additional information; shall manage the Subject Portfolio (subject to the receipt of, and based upon the information contained in, periodic reports from JHMLICO or the custodian concerning the classification of Portfolio securities for such purposes) as a regulated investment company in accordance with subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Section 1.817-5(b); shall act at all times in the best interests of the Series; and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise. However, Morgan Stanley shall not be obligated to perform any service not described in this Agreement, and shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

8. DURATION AND TERMINATION OF THIS AGREEMENT.

   (a)  Duration.  This Agreement shall become effective with respect to the
        --------
Subject Portfolio on the date hereof and, with respect to any additional Subject Portfolio, on the date of receipt by the Series of notice from Morgan Stanley in accordance with Paragraph 1(b) hereof that it is willing to serve with respect to such Portfolio. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the initial Subject Portfolio and, with respect to each additional Subject Portfolio, until two years following the date on which such Portfolio becomes a Subject Portfolio hereunder, and shall continue in full force and effect thereafter with respect to each Subject Portfolio so long as such continuance with respect to any such Portfolio is approved at least annually (a) by either the Board of Trustees of the Series or by vote of a majority of the outstanding voting shares of such Portfolio, and (b) in either event by the vote of a majority of the trustees of the Series who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.

   Any approval of this Agreement by the holders of a majority of the outstanding shares of any Subject Portfolio shall be effective to continue this Agreement with respect to any such Portfolio notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio affected hereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Series, unless such approval shall be required by any other applicable law or otherwise. The terms "assignment," "vote of a majority of the outstanding shares" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.

   (b)  Termination. This Agreement may be terminated with respect to any
        -----------
Subject Portfolio at any time, without payment of any penalty, by the Series pursuant to a vote of the trustees of the Series or a vote of a majority of the outstanding shares of such Portfolio, which termination shall be effective immediately upon delivery of notice thereof to Morgan Stanley and JHMLICO. This Agreement may be terminated by Morgan Stanley on at least ninety days' prior written notice to the Series and

JHMLICO, and may be terminated by JHMLICO on at least ninety days' prior written notice to the Series and Morgan Stanley.

   (c)  Automatic Termination.  This Agreement shall automatically and
        ---------------------
immediately terminate in the event of its assignment (other than as permitted pursuant to Section 15 below) or if the Investment Management Agreement is terminated.

9.  SERVICES NOT EXCLUSIVE; USE OF MORGAN STANLEY'S NAME AND LOGO.

   The services of Morgan Stanley to the Series are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of Morgan Stanley and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.

   During the term of this Agreement, JHMLICO and the Series shall have the non-exclusive and non-transferable right to use Morgan Stanley's name and logo in all materials relating to the Subject Portfolio, including all prospectuses, proxy statements, reports to shareholders, sales literature and other written materials prepared for distribution to shareholders of the Series or the public. However, prior to distribution of any materials which refer to Morgan Stanley, JHMLICO shall consult with Morgan Stanley and shall furnish to Morgan Stanley a copy of such materials. Morgan Stanley agrees to cooperate with JHMLICO and to review such materials promptly. JHMLICO shall not distribute such materials if Morgan Stanley reasonably objects in writing, within five (5) business days of its receipt of such copy (or such other time as may be mutually agreed), to the manner in which its name and logo are used.

10.  AVOIDANCE OF INCONSISTENT POSITION.

   Except as permitted by the 1940 Act, the rules promulgated thereunder, and the procedures adopted by the Series' Board of Trustees, Morgan Stanley and its directors, officers and employees will not act as principal or agent or receive any commission in connection with the purchase and sale of portfolio securities of the Subject Portfolio. Nothing in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Subject Portfolio with those for other registered investment companies and portfolios or accounts of other advisory clients managed by Morgan Stanley or its affiliates, if orders are allocated in a manner deemed equitable by Morgan Stanley among the accounts and at a price approximately averaged.

11.  AMENDMENT.

   No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing. No amendment of this Agreement shall be effective with respect to any Portfolio until approved specifically by (a) the Board of Trustees of the Series, or by vote of a majority of the outstanding shares of that Portfolio, and (b) by vote of a majority of those trustees of the Series who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, unless otherwise permitted by the SEC, the 1940 Act or the rules promulgated thereunder.

12.  LIMITATION OF LIABILITY.

   It is expressly agreed that the obligations of the Series hereunder shall not be binding upon any of the trustees, shareholders, officers, agents or employees of Series personally, but only bind the trust property of the Series, as provided in the Series' Declaration of Trust.

13.  NOTICES

   Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, by hand or by commercial overnight delivery service, addressed as follows:

   SUB-MANAGER:     Morgan Stanley Dean Witter Investment Management Inc.
                    1221 Avenue of the Americas
                    New York, NY 10021
                    Attn:  Harold J. Schaaff, Esq.
                    Fax #:  212-762-7377


   JHMLICO:         John Hancock Mutual Life Insurance Company
                    200 Clarendon Street
                    P.O. Box 111
                    Boston, MA  02117
                    Attention:  Raymond F. Skiba
                    Fax #:  617-375-4835

   SERIES:          John Hancock Variable Series Trust I
                    200 Clarendon Street
                    P.O. Box 111
                    Boston, MA  02117
                    Attention:  Raymond F. Skiba
                    Fax #:  617-375-4835


14.  GOVERNING LAW.

   This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

ATTEST:                       JOHN HANCOCK VARIABLE SERIES
                              TRUST I


                              By
                                -------------------------------------
                              Title: Chairman

ATTEST:                       JOHN HANCOCK MUTUAL LIFE
                              INSURANCE COMPANY


                              By:
                                -------------------------------------
                              Title: Vice President

ATTEST:                       MORGAN STANLEY DEAN WITTER
                              INVESTMENT MANAGEMENT INC.


                              By:
                                -------------------------------------
                              Title:

                                   SCHEDULE I

                                      FEES
                                      ----


Current Net Assets Under Management         Sub-Advisory Fee
-----------------------------------         ----------------
On the first $10,000,000                    110 basis points (1.10%) per annum

On the next $140,000,000                     90 basis points (0.90%) per annum

On amounts over $150,000,000                 80 basis points (0.80%) per annum

                                                                      Appendix C
                                                                      ----------

                         JHVLICO, JOHN HANCOCK AND
                                 MORGAN STANLEY


JHVLICO and John Hancock


     JHVLICO, John Hancock Place, Boston, Massachusetts 02117, is a stock life insurance company chartered in 1979 under Massachusetts law. It is a wholly-owned subsidiary of John Hancock, authorized to transact a life insurance and annuities business in 49 states. JHVLICO began selling variable life insurance policies in 1980.

     John Hancock, John Hancock Place, Boston, Massachusetts 02117, is a mutual life insurance company chartered in Massachusetts in 1862 It is authorized to transact a life insurance and annuity business in all fifty states. John Hancock began selling variable annuity contracts in 1971 and variable life insurance policies in 1993. John Hancock acts as "principal underwriter" of the Fund's shares pursuant to an Underwriting and Administrative Services Agreement, dated January 17, 1986, to which John Hancock and the Series Trust are parties. Under the Agreement, John Hancock collects no additional charges or commissions in connection with its duties as principal underwriter.

     John Hancock is managed by its Board of Directors, the members of which are elected by its policyholders. All of the Directors must be policyholders of John Hancock. Two of the Trustees of the Fund, Michele G. Van Leer and Thomas
J. Lee, are Senior Vice President and Vice President, respectively, of John Hancock. The business address of all Directors and Executive Officers of John Hancock is John Hancock Place, Boston, Massachusetts 02117.

     The following are the Directors and Chief Executive Officer of John
Hancock:

Director's Name              Principal Occupation
---------------              --------------------
Samuel W. Bodman             Chairman of the Board and Chief Executive Officer,
                             Cabot Corporation (chemicals)

Nelson S. Gifford            Principal, Fleetwing Capital Management (financial
                             services)

E. James Morton              Former Chairman of the Board and Chief Executive
                             Officer, John Hancock

John M. Connors, Jr.         President and Chief Executive Officer and Director,
                             Hill, Holliday, Connors, Cosmopoulos, Inc.
                             (advertising)

Stephen L. Brown             Chairman of the Board and Chief Executive Officer,
                             John Hancock

I. MacAllister Booth         Retired Chairman of the Board, President and Chief
                             Executive Officer, Polaroid Corporation
                             (photographic products)

Robert J. Tarr, Jr.          Former President, Chief Executive Officer and Chief
                             Operations Officer, Harcourt General, Inc.
                             (publishing)

David F. D'Alessandro        President and Chief Operating Officer, John Hancock

Joan T. Bok                  Chairman of the Board, New England Electric System
                             (electric utility)

Robert E. Fast               Senior Partner, Hale and Dorr (law firm)

Foster L. Aborn              Vice Chairman of the Board, John Hancock

Richard F. Syron             Chairman of the Board and Chief Executive Officer,
                             Thermo Electron Corporation

Kathleen F. Feldstein        President, Economic Studies, Inc. (economic
                             consulting)

Michael C. Hawley            President and Chief Operating Officer, The Gillette
                             Company (razors, etc.)

Edward H. Linde              President and Chief Executive Officer, Boston
                             Properties, Inc. (real estate)

Wayne A. Budd                Group President, Bell Atlantic  New England
                             (telecommunications)

Judith A. McHale             President and Chief Operating Officer, Discovery
                             Communications, Inc.


Morgan Stanley

The following are the directors and executive officers of Morgan Stanley:

Name                          Principal Occupation
---------------------------   ----------------------------------

Barton M. Biggs*             Chairman, Managing Director & Director of Morgan
                             Stanley; Managing Director of Morgan Stanley & Co.
                             Incorporated ("MS&Co.", an affiliate of MSDW
                             Investment Management).

Richard B. Worley**          President, Managing Director & Director of Morgan
                             Stanley; Managing Director of MS&Co.

Dennis G. Sherva*            Managing Director, Director of Morgan Stanley;
                             Managing Director of MS&Co.
--------------------
*   1221 Avenue of the Americas, New York, New York 10020
**  Miller Anderson & Sherrerd, LLP, One Tower Bridge, West Conshohocken, PA
    19428

                                                                      Exhibit 1.
                            VOTING INSTRUCTIONS FORM

                      JOHN HANCOCK VARIABLE SERIES TRUST I

   PLEASE SIGN, DATE AND RETURN ALL VOTING INSTRUCTION FORMS RECEIVED IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE

THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE TRUSTEES FOR THE SPECIAL MEETING
 OF SHAREHOLDERS OF THE EMERGING MARKETS EQUITY FUND  NOVEMBER 19, 1999  10:00
         A.M. EASTERN TIME, 197 CLARENDON STREET, BOSTON, MASSACHUSETTS

          A Special Meeting of Shareholders of the Emerging Markets Equity Fund of the John Hancock Variable Series Trust I will be held at the office of John Hancock Variable Life Insurance Company, 197 Clarendon Street, Boston, Massachusetts, (telephone 1-800-732-5543) at 10:00 a.m. Eastern Time, on Friday, November 19, 1999. By signing and dating below, you instruct the persons named below to, and they will, vote the proposal below as marked or, if not marked, to vote "FOR" the proposal below, and to use their discretion to vote any other matter incident to the conduct of the Special Meeting. If you do not intend personally to attend the Special Meeting, please complete, detach and mail this form in the enclosed envelope at once.

          Thomas J. Lee and Michele G. Van Leer, and each of them, with power of substitution in each, are hereby instructed to vote the shares held in the Fund attributable to the undersigned at the Special Meeting of Shareholders and at any adjournment thereof.

Please fill in the appropriate box below:

PROPOSAL 1.  Approval of a new sub-investment           For       Against      Abstain
management agreement among the Series Trust,
John Hancock Mutual Life Insurance Company, and         [_]         [_]          [_]
Morgan Stanley Dean Witter Investment Management
Inc., relating to the Emerging Markets Equity
Fund.

Please be sure to sign and date this proxy.

                                           Date:
                                                -------------------------------

                                                -------------------------------

                                                -------------------------------
                                                 Signature(s) of Shareholder(s)